Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Pre-Effective Amendment No. 1 to the Registration Statement (the “Registration Statement”) on Form S-1 of Five Star Bancorp of our report dated January 29, 2021, relating to the consolidated financial statements of Five Star Bancorp and Subsidiaries, and to the reference to our firm under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Moss Adams LLP

San Francisco, California

April 26, 2021